UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 October 1, 2002
Date of Report (Date of earliest event reported)

 INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12 South Main Street, Suite 100, Minot, ND	58701
(Address of principal executive offices)	(Zip Code)

(701) 837-4738
(Registrant’s telephone number, including area code)

ITEM 2.          ACQUISITION OR DISPOSITION OF ASSETS

During the period from May 1, 2002, to October 1, 2002, Investors Real Estate Trust (“IRET”) purchased ten real estate properties at a total cost of $77,476,000, plus acquisition costs incurred at the time of closing of $867,944.  Individually, the ten real estate properties are insignificant as defined by Regulation S-X, but in the aggregate constitute a “significant amount of assets” as defined in Regulation S-X.  When acquisitions are individually insignificant but significant in the aggregate, Regulation S-X requires the presentation of audited financial statements for assets comprising a substantial majority of the individually insignificant properties.  IRET’s fiscal year 2003 real estate asset purchases first exceeded the minimum level of significance on October 1, 2002, with the purchase of a warehouse and manufacturing complex located in Des Moines, Iowa.

The real estate assets acquired by IRET in fiscal year 2003 during the period from May 1, 2002 to October 1, 2002 are as follows:

Three Paramount Plaza Office Building – Bloomington, Minnesota
On May 20, 2002, we acquired Three Paramount Plaza, a 75,526 square foot, multi-tenant commercial office building that was constructed in 1983.  The property is located at 7831 Glenroy Road, Bloomington, Minnesota.  The purchase price for the property was $7,350,000.  In addition to the purchase price, we incurred acquisition costs of $60,414 for closing fees, loan fees, environmental reports and legal fees.

As of October 1, 2002, the building is 97.84% leased to twelve tenants, with remaining lease terms ranging from two months to six years.  All rents paid by the current tenants are at market rates, and no single tenant occupies more than 41.44% of the total leasable space.

As of October 1, 2002, we have made capital improvements to the property totaling $146,326.

Bermans, The Leather Experts Corporate Office, Warehouse and Distribution Complex – Brooklyn Park, Minnesota
On June 21, 2002, we acquired Bermans the Leather Experts corporate office, warehouse and distribution complex, a 353,049 square foot single story building that was constructed in 1982 with an addition in 1995.  The building is located at 7401 Boone Avenue North, Brooklyn Park, Minnesota.  The purchase price was $13,000,000.  The purchase price was paid in cash.  In addition to the purchase price, we incurred acquisition costs of $53,614 for commissions, legal fees, environmental reports and closing costs.  On September 3, 2002, we placed a loan on the property in the amount of $9,100,000. The property is 100% leased to Bermans the Leather Experts, Inc. until June 2017, with the tenant having the option to terminate the lease after ten years upon payment of a termination fee of $500,000.

East Park Apartments – Sioux Falls, South Dakota
On July 15, 2002, we acquired the East Park Apartments, an 84-unit multifamily residential property located on 2.21 acres that was constructed in 1978.  The property is located at 3400-3404 East 11th Street, Sioux Falls, South Dakota.  The purchase price for the property was $2,512,640.  The purchase price was paid with cash and cash equivalents in the amount of $968,524, with the balance of $1,544,116 paid for with 145,809 limited partnership units of IRET Properties, a North Dakota Limited Partnership, having a value of $10.59 per unit.  The limited partnership units are convertible on a one-to-one basis to shares of beneficial interest of Investors Real Estate Trust after a two-year holding period, and each unit is entitled to the same quarterly distribution that may be declared and paid on a corresponding share of beneficial interest of Investors Real Estate Trust.  In addition to the purchase price, we incurred acquisition costs of $9,964 for closing fees, environmental reports and legal fees.  As of October 1, 2002, the property is 96.43% occupied.

Sycamore Village Apartments – Sioux Falls, South Dakota
On July 15, 2002, we acquired the Sycamore Village Apartments, a 48-unit multifamily residential property located on 1.75 acres that was constructed in 1978. The property is located at 401-405 Sycamore Avenue, Sioux Falls, South Dakota.  The purchase price for the property was $1,413,360.  The purchase price was paid with cash and cash equivalents in the amount of $544,795, with the balance of $868,565 paid for with 82,017 limited partnership units of IRET Properties, a North Dakota Limited Partnership, having a value of $10.59 per unit.  The limited partnership units are convertible on a one-to-one basis to shares of beneficial interest of Investors Real Estate Trust after a two-year holding period, and each unit is entitled to the same quarterly distribution that may be declared and paid on a corresponding share of beneficial interest of Investors Real Estate Trust.  In addition to the purchase price, we incurred acquisition costs of $6,589 for closing fees, environmental reports and legal fees.  As of October 1, 2002, the property is 89.58% occupied.

Park Dental – Brooklyn Center, Minnesota
On September 17, 2002, we acquired the Park Dental office building, a 10,008 square foot dental office that was constructed in 2001 and is located at 6437 Brooklyn Boulevard, Brooklyn Center, Minnesota, for a purchase price of $2,900,000.  The purchase price was paid with cash and cash equivalents in the amount of $1,039,324, with the balance paid by the assumption of existing debt with an unpaid principal balance of $1,860,676.  The assumed debt is secured by the property, bears interest at a fixed rate of 7.9%, and is payable in monthly installments of $18,523 amortized over a remaining term of 15 years, with a balloon payment of all remaining principle and interest due on June 1, 2016.  In addition to the purchase price, we incurred acquisition costs of $52,053 for commissions, loan assumption costs, legal fees, closing costs and environmental reports.

As of October 1, 2002, the property is 100% leased to PDHC, LTD doing business as Park Dental through March 31, 2021.

Park Nicollet Clinic – Airport – Bloomington, Minnesota
On September 17, 2002, we acquired the Park Nicollet Clinic, a single-story medical office building containing 24,218 square feet of net leasable space located on 3.1 acres.  The building was constructed in 2000 and is located at 7550 34th Ave South, Bloomington, Minnesota.  The purchase price for the property was $4,600,000.  The purchase price was paid with cash and cash equivalents in the amount of $1,355,745, with the balance paid by the assumption of existing debt with an unpaid principal balance of $3,244,255.  The assumed debt is secured by the property, bear interest at a fixed rate of 7.9%, and is payable in monthly installments of $32,296 amortized over 12.75 years, with a balloon payment of all remaining principal and interest due on June 1, 2016.   In addition to the purchase price, we incurred acquisition costs of $78,418 for closing fees, loan assumption fees, environmental reports and legal costs.

As of October 1, 2002, the property is 100% leased to Park Nicollet Health Systems through February 28, 2020.

Garden View Medical Condominium – St. Paul, Minnesota
On September 17, 2002, we acquired the top two full floors located in the Garden View Medical Condominium.  The property is a six-floor medical office building including a tunnel connecting the facility to the adjacent hospital.  The two floors contain approximately 43,046 square feet of net leasable space.  The building was constructed in 1999 and is located at 347 North Smith Avenue, St. Paul, Minnesota.  The purchase price for the two condominium floors was $7,300,000, plus a tenant improvement escrow of $292,731.  The purchase price was paid with cash and cash equivalents in the amount of $2,612,421, with the balance of the purchase price paid by the assumption of existing debt with an unpaid principal balance of $4,980,310.  The assumed debt is secured by the property, bears interest at a fixed rate of 8.1%, and is payable in monthly installments of $51,917.44 amortized over twelve years, with a balloon payment of all remaining principal and interest due on August 1, 2015.  In addition to the purchase price, we incurred acquisition costs of $180,510 for closing fees, loan assumption fees, environmental reports and legal costs.

As of October 1, 2002, the two floors are 100% occupied by nine different tenants with remaining lease term of eight to nine years.  No one tenant occupies more than 33% of the total leasable square footage.

Abbott Northwestern Specialty Care Center – Sartell, Minnesota
On September 17, 2002, we acquired the Abbott Northwestern Specialty Care Center, a three-story building containing approximately 60,095 square feet of net leasable space.  The property was constructed in 2001 and is located at 2000 Le Sauk Drive, Sartell, Minnesota.  The building is located on a parcel of real property that is leased from Allina Health System for a 99-year term expiring on February 13, 2100.  The purchase price for the building and land lease was $12,700,000, plus a lender holdback of $1,212,968.  The purchase price was paid with cash in the amount of $904,891,with the balance paid for with 437,759  limited partnership units of IRET Properties, a North Dakota Limited Partnership at a price of $9.50 per unit for a value of $4,158,716, and with the remaining balance paid by the assumption of existing debt having an unpaid principal balance of $8,849,361.  The limited partnership units are convertible on a one-to-one basis to shares of beneficial interest of Investors Real Estate Trust after a two-year holding period, and each unit is entitled to the same quarterly distribution that may be declared and paid on a corresponding share of beneficial interest of Investors Real Estate Trust.  The debt is secured by the building and land lease, bears interest at a fixed rate of 7.65% per year, and is payable in monthly installments of $85,084 amortized over 15 years, with a balloon payment of all remaining principal and interest due on December 1, 2016.  In addition to the purchase price, we incurred acquisition costs of $293,496 for closing fees, loan assumption fees, environmental reports and legal fees.

As of October 1, 2002, the building was 100% leased to 5 different tenants, all with remaining lease terms of 9 years.  No one tenant occupies more than 40% of the total leasable area.

Brenwood Office Complex - Minnetonka, Minnesota and Dixon Avenue Industrial Complex - Des Moines, Iowa
On October 1, 2002, we acquired a 51% ownership interest in IRET-BD, LLC, a Minnesota limited liability company for $13,107,000, with the total joint venture project having an independent third-party appraised value of $25,700,000.  Our joint venture partners are Steven B. Hoyt who owns 29.44%, Marisa Moe who owns 9.8% and Natalie Hoyt who owns 9.8%.  Steven B. Hoyt is a member of our Board of Trustees.  Marisa Moe and Natalie Hoyt are the adult daughters of Mr. Steven B. Hoyt.  Steven B. Hoyt, Natalie Hoyt and Marisa Moe acquired their respective interest in the joint venture by contributing a parcel of real estate known as Brenwood Office Complex located at 5620 in Minnetonka, Minnesota.  The office complex was appraised by an independent third-party MAI appraiser on September 13, 2002 at $13,900,000.  In addition to the purchase price, the joint venture incurred acquisition costs of $132,886.

The project consists of the four office buildings contributed by Steven B. Hoyt, Michelle Moe and Natalie Hoyt, as well as three industrial/warehouse buildings purchased by the joint venture on October 1, 2002, for $11,800,000.  The individual properties are as follows:

Property	Address	Year Built	Leasable Square Footage	Floors

Brenwood I	5720 Smetana Drive, Minnetonka, MN	1979/80	50,150	4
Brenwood II	5700 Smetana Drive, Minnetonka, MN	1979/80	51,077	4
Brenwood III	5640 Smetana Drive, Minnetonka, MN	1979/80	38,065	3
Brenwood IV	5620 Smetana Drive, Minnetonka, MN	1979/80	37,625	3
4121 Dixon Avenue	Des Moines, IA	1977	177,431	1
4141 Dixon Avenue	Des Moines, IA	1977	263,196	1
4161 Dixon Avenue	Des Moines, IA	1979	164,084	1

Our 51% interest in the joint venture was acquired by contributing cash in the amount of $1,546,765, with the balance paid by the assumption, joint and severally with our joint venture partners, of existing debt with an unpaid principal balance of $22,729,238 as of October 1, 2002.  The assumed debt consists of a loan from Allstate Life Insurance Company secured by a first mortgage on the Brenwood Office Complex, with an unpaid principal balance $8,769,176 as of October 1, 2002, bearing interest at a fixed rate of 8.1%, and amortized over 25 years with monthly installment payments of $70,061,with a final payment of all outstanding principal due on October 1, 2010.

The balance of the assumed debt currently consists of two short-term unsecured promissory notes from us as the managing member.  Both notes bear interest at a variable rate equal to the Prime Rate plus 150 basis points or 1.5%.  The rate is currently 6.25% with a provision that the rate may never be below 6%.

We are in the process of replacing the temporary loans with permanent fixed financing from a third-party lender.  This refinancing should be complete within the next 60 to 90 days.

As of October 1, 2002, the Brenwood Office Complex is 78% leased to approximately 24 different tenants, with remaining lease terms of one month to five years.  No one tenant occupies more than 22% of the total leasable space.

As of October 1, 2002, the three Dixon Avenue buildings are 93% leased to 9 different tenants, with remaining lease terms of one month to five years.  No one tenant occupies more than 32% of the total leasable space.

Item 7.          Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired
The required financial statements for those real estate assets acquired by IRET which constitute a "substantial majority" of the real estate assets acquired by IRET in fiscal year 2003 during the period from May 1, 2002 to October 1, 2002, as measured by cost pursuant to Regulation S-X, will be filed by amendment hereto no later than sixty days after the date this report is required to be filed.

(b)	Pro Forma Financial Information The required pro forma financial information will be filed by amendment hereto no later than sixty days after the date this report is to be filed. space
(c)	Member Control and Operating Agreement of IRET-BD, LLC Exhibit 10

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has, on October 15, 2002, caused this report to be signed on its behalf by the undersigned who is duly authorized to do so.

INVESTORS REAL ESTATE TRUST
 (Registrant)

By:      _/s/ Thomas A. Wentz, Jr._______
            (Signature)
            Thomas A. Wentz, Jr.
            Senior President & General Council